                                                                               .
                                                                               .
                                                                               .

NS GROUP, INC.           June 30, 2003          Form 10-Q           Exhibit 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (thousands of dollars)

                                                     Three Months Ended                Six Months Ended
                                                6/30/2003        6/30/2002        6/30/2003        6/30/2002
                                                ---------        ---------        ---------        ---------
Earnings

     Pretax income (loss)                        $ (7,370)        $ (3,919)        $(18,585)        $(18,226)

     Interest expense                               1,434            2,658            2,795            5,254
     Interest portion of rent expense (a)              78              121              177              247
                                                 --------         --------         --------         --------

                                                 $ (5,858)        $ (1,140)        $(15,613)        $(12,725)
                                                 ========         ========         ========         ========

Fixed Charges
     Interest expense                            $  1,434         $  2,658         $  2,795         $  5,254
     Interest portion of rent expense (a)              78              121              177              247
                                                 --------         --------         --------         --------

                                                 $  1,512         $  2,779         $  2,972         $  5,501
                                                 ========         ========         ========         ========

Ratio of Earnings to Fixed Charges                      -                -                -                -

Deficiency in Earnings                           $  7,370         $  3,919         $ 18,585         $ 18,226

(a) One-third of rent expense is the portion deemed representative of the interest factor.